                               PRICING SUPPLEMENT


                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)



                           United Parcel Service, Inc.

                                    UPS Notes


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Pricing Supplement No. 21                                   Trade Date: 02/17/04
(To Prospectus dated September 8, 2003 and                  Issue Date: 02/20/04
Prospectus Supplement dated September 12, 2003)


The date of this Pricing Supplement is February 18, 2004




     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UHE7              $2,341,000.00              5.20%                 02/15/24                 100%


Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
  -------------         -----------------    ---------------------         --------------------------------
 semi-annually                 Yes                    Yes                           100% 02/15/05
   (08/15/04)                                                                  semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $2,302,373.50             $38,626.50                $3.50             ABN AMRO Financial
                                                                          Services, Inc.